CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.1 to Registration Statement No. 333-168186 of First Trust High Income Long/Short Fund on Form N-2 of our report dated August 24, 2010, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 24, 2010